UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

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☐	Preliminary Consent Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Consent Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

Silver Star Properties REIT, Inc.
(Name of Registrant as Specified in Its Charter)

Allen R. Hartman Hartman XX Holdings, Inc. Hartman vREIT XXI, Inc. Hartman Family Protection Trust LISA HARTMAN Charlotte Hartman VICTORIA HARTMAN MASSEY MARGARET HARTMAN
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Allen Hartman and the other members of the Hartman Group have been using the following script in discussions with stockholders of Silver Star Properties REIT, Inc. (“Silver Star”) regarding Silver Star’s ongoing Consent Solicitation and the Hartman Group’s opposing Consent Revocation Statement:

“Al Hartman is the largest shareholder in Silver Star Properties REIT, he has seen the value decline and company be mismanaged since being terminated as CEO in October of 2022.

The current board of directors have awarded themselves shares at your expense, named themselves the CEO of the company, and are putting your money at risk by going into a new product type.

Al Hartman advocates for an annual shareholder meeting to vote for a complete liquidation of the company, and return of capital to you, the investor.

We will be sending you a consent revocation statement. I strongly urge you to not vote in Silver Star’s consent solicitation.

Have you voted in favor or were you considering in voting in favor?”

After answer “no” to both questions, say thank you, and ask if they have any questions.

If they have questions, you can answer based on the rest of the script.

If they answer yes, go into the rest of the script and try to get them to reverse their position.

•	“Silver Star’s rogue Board of Directors has ignored my demands for a liquidation mandated by the Company’s charter, and instead has named Haddock as the CEO of the Company and has awarded themselves Performance Units which we believe to have a value of $19.7M.

•	The Company’s occupancy has declined by 50 million dollars since they fired me and took over.

•	A vote for Silver Star’s consent solicitation would entrench the rogue directors as board members and could block you from having a choice at an annual meeting.

•	After firing me, they hired two outside CEOs that have both turned over with no notice in the last year.

•	The Company’s independent auditor recently terminated their relationship with the Company because of the turnover.

•	Their plans to reposition Silver Star as a self-storage company with their very limited self-storage experience puts your money at risk and delays a return of your investment.

•	They are willing to say anything, regardless of whether it is truthful or not.

If they have voted yes “We will be sending our consent revocation statement. We urge you to reverse your vote in Silver Star’s consent solicitation.”

If they have not voted, say “We urge you not to vote in Silver Star’s consent solicitation”

Additional Information

On January 9, 2024, the persons identified on the cover page hereto (collectively, the “Hartman Group”) filed a Definitive Consent Revocation Statement on Schedule 14A (the “Definitive Consent Revocation Statement”), together with a BLUE consent revocation card, with the SEC in connection with the consent solicitation initiated by Silver Star Properties REIT, Inc. (the “Consent Solicitation”). STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE CONSENT REVOCATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE HARTMAN GROUP FILES WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, copies of the Definitive Consent Revocation Statement, and any amendments or supplements thereto, and any other documents (including the BLUE consent revocation card) at the SEC’s website (http://www.sec.gov). PLEASE DO NOT MAKE ANY DECISION REGARDING SILVER STAR’S CONSENT SOLICITATION UNTIL YOU RECEIVE OUR MATERIALS.

Certain Information Regarding Participants

The respective members of the Hartman Group may be deemed to be participants in the solicitation of consent revocation cards from stockholders in connection with the Consent Solicitation. Additional information regarding the identity of these participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Definitive Consent Revocation Statement and any other materials to be filed with the SEC in connection with the Consent Solicitation.